Exhibit 1

JOINT FILING AGREEMENT

This Joint Filing Agreement hereby confirms the agreement by and among the undersigned that the Schedule 13D filed with the Securities and Exchange Commission on or about the date hereof with respect to the beneficial ownership by the undersigned of the shares of common stock, par value $0.0001 per share, of Glu Mobile Inc. is being filed, and all amendments thereto, will be filed, on behalf of each of the entities named below that is named as a reporting person in such filing in accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, each of the undersigned hereby executes this agreement as of June 4, 2019.

RED RIVER INVESTMENT LIMITED

By:	/s/ James Gordon Mitchell
Name: James Gordon Mitchell
Title: Authorized Representative

TENCENT HOLDINGS LIMITED

By:	/s/ James Gordon Mitchell
Name: James Gordon Mitchell
Title: Authorized Representative

THL E LIMITED

By:	/s/ James Gordon Mitchell
Name: James Gordon Mitchell
Title: Authorized Representative